UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): April 25, 2006

                           SAFETEK INTERNATIONAL, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

           Delaware                   33-22175             75-2226896
           --------                   --------             ----------
(State or other jurisdiction  (Commission File Number)   (IRS Employer
     of incorporation)                                 Identification No.)

                                 23 Aminadav St.
                             Tel Aviv, Israel, 67898
                             -----------------------

                    (Address of principal executive offices)

                                 +972-3-561-3468
              (Registrant's Telephone Number, Including Area Code)

               --------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

On April 25, 2006, Safetek International, Inc. ("Safetek") entered into a term sheet with Interactive Health Pharmacy Services, Inc. ("IHPS"). The term sheet sets forth the principal terms of a proposed agreement between Safetek and IHPS, pursuant to which Safetek will acquire IHPS at a closing to he held after the parties agree to a mutually acceptable definitive acquisition agreement. In consideration therefor, at the closing of the acquisition, Safetek will issue to IHPS shares of common stock in an amount equal to 50.01% of the issued and outstanding shares of common stock.

Upon the closing of the acquisition, Safetek's Board of Directors shall consist of Dr. Marvin Sirota, two members selected by Dr. Sirota, and two members selected by Safetek. Dr. Sirota will be appointed as the Chairman of Safetek's Board of Directors. Amnon Presler will remain as the Chief Executive Officer of Safetek and Tamar Tzaban-Nuhomov will remain as the Chief Financial Officer of Safetek. All of the foregoing officers will sign employment agreements with Safetek.

The term sheet may be terminated at any time by either party. Except for certain specified sections, the term sheet is a non-binding document. The consummation of the transactions contemplated therein is subject to the execution of mutually acceptable definitive agreement, approval of the transaction and definitive agreements by the respective Boards of Directors of the parties, completion of due diligence to the satisfaction of Safetek, receipt of any required approvals of governmental authorities, and receipt of necessary consents and approvals of third parties. In addition, the closing of the acquisition shall be made conditional on the following events: (1) Safetek shall have not less than $1,500,000 in cash as a working capital; (2) Safetek shall have effectuated a 1:10 reverse stock split, so that it will have approximately 601,390 shares issued and outstanding; (3) the shares issued to IHPS upon the closing shall have a valuation of not less than $7,000,000; (4) Safetek shall have a deficit not higher than $250,000; and (4) IHPS shall be free of debt and any outstanding liabilities or obligations.

From April 25, 2006 until the earlier of the closing of the acquisition or the termination of the term sheet, IHPS is prohibited from participating in any proposals involving the acquisition of IHPS by a third party. The foregoing provision is binding on the parties. From April 25, 2006 and until the earlier of the closing, the termination of the term sheet, or sixty days after April 25, 2006, each party shall have the right to conduct its due diligence investigation with respect to the other.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             SAFETEK INTERNATIONAL, INC.
                                             (Registrant)

                                             By:      /s/ Amnon Presler
                                                      -----------------
                                             Name:    Amnon Presler
                                             Title:   Chief Executive Officer

Date: May 1, 2006


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